UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12
PAB BANKSHARES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of the transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on January 26, 2010

To the Shareholders of PAB Bankshares, Inc.:
          A Special Meeting of Shareholders (the “Special Meeting”) of PAB Bankshares, Inc. (the “Company”) will be held at the Company’s offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602 on January 26, 2010 at 10:00 a.m., local time, for the following purposes:
1.	To approve a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value per share, from 98,500,000 shares to 300,000,000 shares and of the Company’s preferred stock, no par value per share, from 1,500,000 shares to 10,000,000 shares; and

2.	To permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes to approve proposal one.
          The Board of Directors has set December 23, 2009 as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

By Order of the Board of Directors
/s/ James L. Dewar, Jr.
James L. Dewar, Jr.
Chairman of the Board

Valdosta, Georgia
December     , 2009
YOUR PROXY IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE.

PROXY STATEMENT
PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK
GENERAL INFORMATION
     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the “Company”) of proxies from the shareholders of the Company for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on January 26, 2010 at 10:00 a.m., local time, at the Company’s offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602. The Company operates through its bank subsidiary, The Park Avenue Bank (the “Bank”).
     The enclosed proxy is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Special Meeting. The proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified on the proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Special Meeting.
     This Proxy Statement and the enclosed proxy card are being mailed to the Company’s shareholders on or about December     , 2009.
     The Board of Directors of the Company has set December 23, 2009 as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting. As of December 16, 2009, there were 13,795,040 shares of common stock of the Company issued and outstanding.
     To establish a quorum for the approval of the proposals, the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on each proposal must be present in person or represented by proxy at the Special Meeting. Abstentions and shares not in attendance and not voted at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to amend the Company’s Amended and Restated Articles of Incorporation and will have no effect on the proposal to adjourn the Special Meeting. Because brokers or banks holding shares of the Company’s common stock in “street name” may vote shares on the proposals only if the shareholders provide instructions on how to vote, a shareholder’s failure to provide instructions will result in that shareholder’s shares not being present at the meeting and not being voted on either proposal. Consequently, there can be no “broker non-votes” occurring in connection with either proposal at the Special Meeting. It is very important that ALL of our shareholders vote their shares of our common stock, so please vote your shares as explained elsewhere in this Proxy Statement.

     In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. The Company will bear the costs of solicitations of proxies for the Special Meeting. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on
January 26, 2010.
     In accordance with rules adopted by the United States Securities and Exchange Commission (“SEC”), the Company is also making this Proxy Statement available to shareholders electronically via the Internet. To access this Proxy Statement via the Internet, please visit www.parkavebank.com/proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the shares of the Company’s common stock owned as of December 16, 2009, (a) by each person who beneficially owned more than 5% of the shares of the Company’s common stock, (b) by each of the Company’s directors and named executive officers, and (c) by all of the Company’s directors and executive officers as a group.

	Number of		Percentage
Name of Beneficial Owner (1)	Shares		Ownership (2)

R. Bradford Burnette	227,473	(3)	1.60
Walter W. Carroll, II	168,107	(4)	1.18
Dewar Family, L.P.	1,659,310	(5)	11.68
James L. Dewar, Jr.	2,934,656	(6)	20.66
R. Wesley Fuller	78,239	(7)	*
James W. Godbee, Jr.	46,354	(8)	*
Michael H. Godwin	95,997	(9)	*
GreenSky Trade Credit, LLC	1,240,000	(10)	8.73
David H. Hammond	3,585	(11)	*
George D. Henderson	67,198	(12)	*
Judith S. Kelly	28,070	(13)	*
Thompson Kurrie, Jr.	65,512	(14)	*
James B. Lanier, Jr.	55,873	(15)	*
John E. Mansfield, Jr.	155,495	(16)	1.09
Kennith D. McLeod	217,216	(17)	1.53
Douglas W. McNeill	249,905	(18)	1.70
Paul E. Parker	84,666	(19)	*
F. Ferrell Scruggs, Sr.	136,644	(20)	*
Nicole S. Stokes	5,065	(21)	*
Donald J. Torbert, Jr.	40,832	(22)	*
All directors, director nominees and executive officers as a group (16 persons)	5,891,888		41.47

*	Less than 1 percent.

(1)	Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. For purposes of this table, the Company has not required that an option have an exercise price lower than the price of the Company’s common stock as of December 16, 2009 ($1.35) to qualify as a right to acquire the underlying stock into which it converts. Unless otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been provided by the respective persons listed in the above table.

(2)	Based on 13,795,040 shares outstanding as of December 16, 2009 plus shares underlying outstanding stock options or warrants which are exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)	Includes 5,878 shares held by Mr. Burnette’s wife and 6,642 shares held for Mr. Burnette’s minor grandchildren by Mr. Burnette’s wife as custodian. Mr. Burnette disclaims beneficial ownership of those shares held by his wife. Also includes 20,000 common stock warrants and 18,352 options exercisable within 60 days.

(4)	Includes 1,171 shares held by Mr. Carroll’s wife, of which shares Mr. Carroll disclaims beneficial ownership. Also includes 13,600 warrants and 14,272 options exercisable within 60 days.

(5)	The Dewar Family, L.P. is a limited partnership and Mr. Dewar, Jr., is its general partner. The mailing address is P.O. Box 2985, Valdosta, Georgia 31604.

(6)	Includes 1,659,310 shares owned by the Dewar Family, L.P. Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses the sole power to vote all shares owned by the limited partnership. Also includes 240,000 common stock warrants and 16,312 options exercisable within 60 days and 6,486 shares held by Mr. Dewar, Jr.’s wife. Includes 1,020 shares held by Mr. Dewar, Jr.’s wife and stepchildren. Mr. Dewar, Jr. disclaims beneficial ownership of the shares held by his wife and those held by his wife and stepchildren. Mr. Dewar, Jr.’s mailing address is P. O. Box 2295, Valdosta, Georgia 31604.

(7)	Includes 8,000 common stock warrants and 16,072 options exercisable within 60 days. Also includes 236 shares held by Mr. Fuller’s minor children, over which shares Mr. Fuller has custodial power.

(8)	Includes 8,000 common stock warrants and 673 options exercisable within 60 days.

(9)	Includes 16,000 common stock warrants and 10,192 options exercisable within 60 days.

(10)	Includes 240,000 common stock warrants. The mailing address for GreenSky Trade Credit, LLC is 1797 Northeast Expressway NE, Suite 100 Atlanta, Georgia 30329.

(11)	Includes 2,652 options exercisable within 60 days.

(12)	Includes 479 shares held by Mr. Henderson’s son, of which Mr. Henderson disclaims beneficial ownership. Also includes 8,000 common stock warrants and 17,034 options exercisable within 60 days.

(13)	Includes 14,512 options exercisable within 60 days.

(14)	Includes 10,400 common stock warrants and 8,160 options exercisable within 60 days.

(15)	Includes 4,000 common stock warrants and 16,312 options exercisable within 60 days.

(16)	Includes 98,461 shares held in a family partnership, of which shares Mr. Mansfield has sole voting power. Also, includes 8,000 common stock warrants, 10,160 options exercisable within 60 days and 1,582 shares held by Mr. Mansfield’s minor children, over which shares Mr. Mansfield has custodial power.

(17)	Includes 33,782 shares held by Mr. McLeod’s wife, of which shares Mr. McLeod disclaims beneficial ownership. Also includes 16,000 common stock warrants and 10,928 options exercisable within 60 days.

(18)	Includes 40,000 common stock warrants and 4,888 options exercisable within 60 days.

(19)	Includes 5,040 common stock warrants and 17,192 options exercisable within 60 days.

(20)	Includes 16,440 shares held by Mr. Scruggs’ wife, of which shares Mr. Scruggs disclaims beneficial ownership and 14,619 shares held by a family limited partnership. Also includes 8,000 common stock warrants and 19,272 options exercisable within 60 days.

(21)	Includes 3,467 options exercisable within 60 days.

(22)	Includes 800 common stock warrants and 29,826 options exercisable within 60 days.

PROPOSAL ONE:
TO APPROVE A PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
THE COMPANY’S COMMON STOCK FROM 98,500,000 SHARES TO 300,000,000 SHARES AND OF
THE COMPANY’S PREFERRED STOCK FROM 1,500,000 SHARES TO 10,000,000 SHARES
Background
     The Company’s Board of Directors has unanimously approved resolutions recommending that Article IV of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) be amended to increase the number of shares of its authorized common stock to 300,000,000 shares from 98,500,000 shares, and the number of authorized shares of preferred stock to 10,000,000 from 1,500,000, subject to the approval of the Company’s shareholders. Adoption of such an amendment requires the approval of the holders of a majority of the Company’s common shares outstanding.
     This proposal would amend Article IV(a) of the Articles of Incorporation to read in its entirety as follows with respect to total shares of capital stock authorized:
ARTICLE IV.
CAPITAL STOCK
     (a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 310,000,000 consisting of 300,000,000 shares of common stock (the “Common Stock”), and 10,000,000 shares of preferred stock (the “Preferred Stock”). The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by law, rules or regulations. No shareholder shall have a preemptive right to acquire unissued shares of capital stock. The Corporation may acquire its own shares of capital stock and shares so acquired constitute authorized but unissued shares.
The remainder of Article IV will not be amended by the proposed amendment and will remain unchanged.
Reasons for this Proposal
     Like many financial institutions across the United States, the Company’s operations have been significantly impacted by the current economic crisis. Since the second half of 2007 and continuing through 2009, the economic crisis that was initially confined to residential real estate and subprime lending has evolved into a global economic crisis that has negatively impacted not only liquidity and credit quality but also economic indicators such as the labor market, the capital markets and commercial real estate values. As a result of this significant economic downturn, the Company has been adversely affected by dramatic declines in the housing market, specifically in its North Georgia and Florida markets. The declining home prices and increasing levels of delinquencies and foreclosures have negatively affected the credit performance of the Company’s residential construction and development loans. The economic recession has also adversely affected commercial real estate values in the Company’s markets. Combined, the deterioration in residential and commercial real estate markets has resulted in a significant increase in the Company’s level of nonperforming assets and charge-offs of problem loans. These market conditions and the tightening of credit availability have led to increased deficiencies in the Company’s loan portfolio, a decreased interest margin and profitability, increased market volatility and added pressure on capital.
     In an effort to address its asset quality issues and in light of the current economic environment, the Company has taken, and will continue to aggressively pursue, certain actions that it believes will improve its current financial condition and position the Company for long-term strategic opportunities. As part of the Company’s efforts to strengthen its capital position, the Company has filed a registration statement with the SEC (the “Registration Statement”) for $9,187,500 worth of the Company’s securities. The Company expects to file an amendment to the Registration Statement to substantially increase the amount of securities that can be sold under the Registration Statement. If the Company files that amendment, the Registration Statement becomes effective and the Company completes an offering of the securities, the Company intends to use the net proceeds of the offering to inject additional capital into the Bank to allow it to maintain its “well capitalized” status and to retain the remainder of any proceeds at the Company for general corporate purposes. Other than as described above, the Board of Directors has no present agreement, arrangement or commitment to issue any of the remaining shares for which approval is sought.
     The additional shares of common stock and preferred stock would be available for sale to the public, or to private investors, for additional capital. The Company could also issue shares of common stock or preferred stock as consideration in possible acquisitions or other transactions. Further, the Company believes that a stronger capital position will enable it to take advantage of additional opportunities, including FDIC-assisted transactions that may become available as the Company’s financial condition improves. As a result, the current 82,316,154 authorized but unissued and unreserved shares of common stock, and the 1,500,000 shares of authorized and unissued shares of preferred stock, may be insufficient to address the Company’s current situation as well as position the Company to take advantage of future strategic opportunities.
     The amendment would provide additional flexibility by increasing the authorized number of shares of common stock and preferred stock available for issuance from time to time for other corporate purposes as well. Those purposes include stock splits or dividends, employee benefit plans, and other uses.
     The Board of Directors has determined that the proposed amendment to the Articles of Incorporation is desirable and in its shareholders’ best interest.
     This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to sell any securities.
Potential Changes in Control
     The increase in the authorized number of shares of common stock and preferred stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NASDAQ listing rules) be issued in one or more transactions that could make a change of control of the Company more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders. The Board of Directors has not proposed this amendment for anti-takeover purposes and, as described below, subsequent shareholder approval will be required for most transactions which would constitute a change in control.
Potential Effects of the Amendment
     The following table illustrates the effect the proposed amendment would have on the number of shares of common stock available for issuance, if the amendment is adopted.

	As of December 16, 2009	If Amendment is Adopted

Common Shares Authorized	98,500,000	300,000,000
Common Shares Issued and Outstanding	13,795,040	13,795,040
Common Shares Reserved for Issuance	2,388,806	2,388,806
Common Shares Available for Issuance	82,316,154	283,816154

     The following table illustrates the effect the proposed amendment would have on the number of shares of preferred stock available for issuance, if the amendment is adopted.

	As of December 16, 2009	If Amendment is Adopted

Preferred Shares Authorized	1,500,000	10,000,000
Preferred Shares Issued and Outstanding	0	0
Preferred Shares Reserved for Issuance	0	0
Preferred Shares Available for Issuance	1,500,000	10,000,000
     Adoption of the amendment to the Articles of Incorporation would not affect the rights of the holders of currently outstanding common stock or preferred stock. If additional authorized shares of common stock or securities that are convertible into, exchangeable for, or exercisable for shares of common stock are issued, the Company’s existing shareholders could, depending upon the price realized, experience dilution of earnings per share and voting power. When and if additional shares of the Company’s common stock are issued, those new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. When and if additional shares of the Company’s preferred stock are issued, those new shares would have the rights, preferences and limitations as determined by the Board of Directors.
     The proposed amendment, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock and preferred stock available for future use as described above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZED SHARES OF PREFERRED
STOCK.

PROPOSAL TWO:
TO PERMIT THE BOARD OF DIRECTORS TO ADJOURN THE SPECIAL MEETING TO SOLICIT
ADDITIONAL PROXIES
     The Board of Directors seeks your approval to adjourn the Special Meeting if there are insufficient votes at the Special Meeting to approve Proposal One. Because some of the Company’s shareholders hold their shares of common stock in “street name,” it can take longer for those shareholders to receive proxy solicitation materials and to return their proxy cards. To permit proxies that have been timely received to be voted for an adjournment, the Company is submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Special Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO PERMIT THE
BOARD OF DIRECTORS TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL
PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE
PROPOSAL ONE.
OTHER MATTERS
     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Special Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Security holders may send communications directly to the Board of Directors and its respective committees by mailing their remarks to the following address:
James L. Dewar, Jr., Chairman
The Board of Directors
PAB Bankshares, Inc.
Post Office Box 1124
Valdosta, Georgia 31603-1124
SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2010
ANNUAL MEETING OF SHAREHOLDERS
     Proposals of shareholders intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received at the Company’s principal executive offices by January 26, 2010 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS
     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2010 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on April 11, 2010, and advises shareholders in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on April 11,

2010. Notices of intention to present proposals at the 2010 Special Meeting of Shareholders should be addressed to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

PAB BANKSHARES, INC.
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 26, 2010
This Proxy Is Solicited on Behalf of the Board of Directors of PAB Bankshares, Inc.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:
1.	To approve a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value per share, from 98,500,000 shares to 300,000,000 shares and of the Company’s preferred stock, no par value per share, from 1,500,000 shares to 10,000,000 shares.

o FOR	o AGAINST	o ABSTAIN
2.	To permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes to approve the foregoing proposal.

o FOR	o AGAINST	o ABSTAIN
This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION IN PROPOSAL 1 AND FOR PROPOSAL 2.

DATED:
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.